Exhibit 99.1

FOR IMMEDIATE RELEASE

PLEASE CONTACT:

Chad L. Stephens

405.948.1560

Website: www.phxmin.com

PHX Minerals Inc. Announces Mineral and Royalty Acquisitions in the Haynesville

OKLAHOMA CITY, Nov. 10, 2021 /PRNewswire/ -- PHX Minerals Inc. (NYSE: PHX) ("PHX" or the "Company") today announced three mineral and royalty acquisitions targeting the Haynesville play in East Texas and Louisiana. PHX has agreed to acquire approximately 827 net royalty acres for aggregate consideration of $5,200,000 in cash and stock from a private seller subject to customary closing adjustments (the “Acquisition”). The purchase price consists of $520,000 in cash and 1,519,481 in PHX common stock issued directly to the seller of the assets.  The shares to be issued are subject to a 120-day lock-up period. The Board of Directors of PHX unanimously approved the Acquisition, which is subject to certain closing conditions and expected to close by Dec. 1, 2021. Additionally, in two separate transactions, PHX closed the acquisition of approximately 219 net royalty acres in the Haynesville play during the month of November 2021 for cash consideration of $2,331,992.

Chad Stephens, President and CEO, said, "These are exceptional acquisitions of additional mineral assets targeting the Hayneville play where we have been actively acquiring minerals and royalty over the last 12 months. These assets have compelling upside potential and are under some of the top operators in the play with active drilling programs. These acquisitions continue to demonstrate our ability to high grade our asset base by acquiring higher margin minerals in our core areas of focus, while divesting of lower margin legacy non-operated working interest assets. Further, our focus in the Haynesville play highlights our belief in natural gas being the transition fuel of the future and the Haynesville play’s position as a key swing producing region in the United States."

Acquisitions Highlights

•

Approximately 1,046 net royalty acres in East Texas and Louisiana (primarily located in Nacogdoches, San Augustine, and Shelby counties in Texas and Caddo and DeSoto parishes in Louisiana), focused on the Haynesville and Bossier plays;

•	Includes 36 PDP gross wells, 13 gross wells in progress and an estimated 94 gross undrilled locations;
•	Three drilling rigs currently running on the Acquisition assets and an additional one drilling rig within 2.5 miles of the Acquisition assets[1];
•	Estimated reserves of 9.4 Bcfe[2];
•	Current net production 0.067 Mmcfe/d3;
•	Estimated net production for 2022 totaling between 550 to 650 mcf/d, comprised of 100% natural gas; and
•	Key operators of the Acquisition assets include Chesapeake, Geosouthern, Trinity, and Aethon.

1601 NW Expressway, Suite 1100 ☒ Oklahoma City, OK 73118 ☒ Ph. (405) 948-1560 ☒ Fax (405) 948-1063

PHX Minerals Inc. Announces

Haynesville Acquisition…cont.

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[1] Provided by Enverus as of 11/5/2021
[2] As of 10/01/2021
[3] Mmcfe/d is on a 6:1 basis; estimated October 2021 production

PHX Minerals Inc. (NYSE: PHX) Oklahoma City-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core areas of focus. PHX owns mineral acreage principally located in Oklahoma, Texas, North Dakota, New Mexico and Arkansas.  Additional information on the Company can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipates," "plans," "estimates," "believes," "expects," "intends," "will," "should," "may" and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX's current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: PHX’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on its properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which PHX invests; and other economic, competitive, governmental, regulatory or technical factors affecting our properties, operations or prices. Although the Company believes its expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance its expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company's management. Information concerning these risks and other factors can be found in the Company's filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company's website or the SEC's website at www.sec.gov.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

CONTACT: Chad L. Stephens, 405.948.1560, Website: www.phxmin.com

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